                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
                      THE SECURITIES EXCHANGE ACT OF 1934



Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]     Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]     Definitive Proxy Statement
[ ]     Definitive Additional Materials
[ ]     Soliciting Material Pursuant to ss. 240.14a-11(c) or Section
        240.14a-12


                           HORIZON HEALTH CORPORATION
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):
[x]     No fee required.
[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
        1)   Title of each class of securities to which transaction
             applies:
                       --------------------------------------------------------
        2)   Aggregate number of securities to which transaction
             applies:
                       --------------------------------------------------------
        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
                           ----------------------------------------------------
        4)   Proposed maximum aggregate value of transaction:
                                                              -----------------
        5)   Total fee paid:
                             --------------------------------------------------
[ ]     Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
        1)       Amount Previously Paid:
                                         --------------------------------------
        2)       Form, Schedule or Registration Statement No.:
                                                                ---------------
        3)       Filing Party:
                               ------------------------------------------------
        4)       Date Filed:
                             --------------------------------------------------

                           HORIZON HEALTH CORPORATION
                            1500 WATERS RIDGE DRIVE
                          LEWISVILLE, TEXAS 75057-6011


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD JANUARY 21, 2000


To the Stockholders of
     Horizon Health Corporation:


         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Horizon Health Corporation (the "Company") will be held at the National Support Center of the Company located at 1500 Waters Ridge Drive, Lewisville, Texas 75057-6011 on Friday, January 21, 2000 at 9:00 a.m., Central Time, for the following purposes:

         1.       To elect seven directors to serve for the ensuing year;

         2. To consider and vote upon a proposal to approve the Horizon Health Corporation Employee Stock Purchase Plan, as further described in the accompanying Proxy Statement;

         3. To consider and vote upon a proposal to ratify the appointment of PricewaterhouseCoopers LLP as the independent accountants for the Company for the fiscal year ending August 31, 2000; and

         4. To transact such other business as may properly come before the Annual Meeting and any and all adjournments thereof.

         The close of business on December 3, 1999 has been fixed by the Board of Directors as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting. A list of stockholders eligible to vote at the Annual Meeting will be available for inspection at the Annual Meeting, and during business hours from January 10, 2000 to the date of the Annual Meeting at the National Support Center of the Company located at 1500 Waters Ridge Drive, Lewisville, Texas 75057-6011.

         You are cordially invited to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, it is important that you ensure your representation by completing, signing, dating and promptly returning the enclosed proxy card. A return envelope, which requires no postage if mailed in the United States, has been provided for your use. If you attend the Annual Meeting, you may revoke your proxy and vote in person if you wish.

                              By Order of the Board of Directors,

                                         JAMES W. McATEE

                                           President

December 10, 1999

                           HORIZON HEALTH CORPORATION
                            1500 WATERS RIDGE DRIVE
                          LEWISVILLE, TEXAS 75057-6011

                              --------------------

                              PROXY STATEMENT FOR
                         ANNUAL MEETING OF STOCKHOLDERS

                             ---------------------

                          TO BE HELD JANUARY 21, 2000

         This Proxy Statement is furnished in connection with the solicitation on behalf of the Board of Directors of Horizon Health Corporation, a Delaware corporation (the "Company" or "Horizon"), of proxies for use at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at the National Support Center of the Company located at 1500 Waters Ridge Drive, Lewisville, Texas 75057-6011 on Friday, January 21, 2000, at 9:00 a.m., Central Time, and at any and all adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement and the accompanying proxy card are first being mailed on or about December 10, 1999 to stockholders of the Company entitled to notice of and to vote at the Annual Meeting. Only holders of record of the Common Stock, $.01 par value ("Common Stock"), of the Company at the close of business on December 3, 1999 will be entitled to notice of and to vote at the Annual Meeting. As of that date, there were 6,241,228 shares of Common Stock outstanding. Each share of Common Stock entitles the record holder to one vote. There is no cumulative voting.

         The holders of a majority of the issued and outstanding shares of Common Stock entitled to vote at the Annual Meeting must be present in person or represented by proxy at the Annual Meeting in order to have a quorum for the Annual Meeting. Directors will be elected at the Annual Meeting by a plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. Accordingly, the seven nominees for director receiving the highest number of affirmative votes cast on the election of directors at the Annual Meeting will be elected as directors. The affirmative vote of the holders of a majority of the shares of Common Stock which are actually present in person or represented by proxy at the Annual Meeting and entitled to vote will be required to approve all other matters to be acted upon at the Annual Meeting. Abstentions will be counted for purposes of determining the presence or absence of a quorum, but not voted. Abstentions will therefore have the same effect as votes against any proposal requiring the affirmative vote of a majority of the shares present and entitled to vote thereon. Broker non-votes will be counted only for purposes of determining the presence or absence of a quorum, but will have no effect on the outcome of the matters to be acted upon at the Annual Meeting.

         If the accompanying proxy card is properly signed and received by the Company prior to the Annual Meeting and not revoked, it will be voted in accordance with the instructions contained therein. If no instructions are given, the persons designated as proxies in the accompanying proxy card will vote "FOR" the election as directors of those persons named below and "FOR" all other proposals set forth therein.

         The Board of Directors is not currently aware of any matters other than those referred to herein which will come before the Annual Meeting. If any other matter is properly presented at the Annual Meeting for action, the persons named in the accompanying proxy card will vote the proxy in their own discretion on such matter.

         You may revoke your proxy at any time before it is actually voted at the Annual Meeting by delivering written notice of revocation to the Secretary of the Company, by submitting a subsequently dated proxy, or by attending the Annual Meeting and giving notice to the Secretary of the Company in writing that the proxy is withdrawn. Attendance at the Annual Meeting will not, by itself, constitute revocation of the proxy.

         The cost of soliciting proxies in the accompanying form will be borne by the Company. Proxies may also be solicited personally or by telephone by officers or employees of the Company, none of whom will receive additional compensation therefor. The Company's regularly retained investor communications firm, Corporate Communications, Inc., may also be called upon to solicit proxies by telephone or mail. The Company will reimburse brokerage houses and other nominees for their reasonable expenses in forwarding proxy materials to beneficial owners of Common Stock.

         The Company's principal executive offices are located at 1500 Waters Ridge Drive, Lewisville, Texas 75057-6011. Its telephone number is (972) 420-8200.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

GENERAL INFORMATION

         As set by the Board of Directors pursuant to the Bylaws of the Company, the authorized number of directors of the Company is eight. Seven directors will be elected at the Annual Meeting, to hold office until the next annual meeting of stockholders of the Company and until their respective successors are duly elected and qualify, or until their earlier death, resignation or removal. All director nominees named below are currently serving as directors of the Company with terms expiring at the Annual Meeting. There is currently one vacancy on the Board of Directors. The Company intends to fill the vacancy but is still in the process of determining a qualified individual. The Proxies solicited by this Proxy Statement cannot be voted for a greater number of persons than the number of nominees named in this Proxy Statement. The Board of Directors has no reason to believe that any of the nominees will not serve if elected, but if any of them become unavailable to serve as a director, and if the Board designates a substitute nominee, the persons named in the accompanying proxy card will vote for the substitute nominee designated by the Board.

INFORMATION REGARDING NOMINEES

         Set forth below is certain information with respect to each director nominee. Additional information regarding certain of the nominees is set forth in other sections of this Proxy Statement.


NAME                      AGE        TITLE                                     DIRECTOR SINCE
----                      ---        -----                                     --------------
James Ken Newman          55         Chairman of the Board of Directors        July 1989
James W. McAtee           54         President and Chief Executive Officer;    July 1995
                                     Director
Jack R. Anderson          74         Director                                  December 1990
George E. Bello           64         Director                                  April 1995
William H. Longfield      61         Director                                  July 1995
Donald E. Steen           53         Director                                  April 1995
James E. Buncher          63         Director                                  August 1997

         James Ken Newman has served as the Chairman of the Board since February 1992. From July 1989 until September 1997, he served as President of the Company and from July 1989 until October 1998, he also served as Chief Executive Officer of the Company.

         James W. McAtee has been President and Chief Executive Officer of the Company since November 1998 and Secretary of the Company since September 1990. He served as Executive Vice President - Finance & Administration of the Company from February 1992 until October 1998. He was a Senior Vice President of the Company from September 1990 to February 1992. He also served as the Chief Financial Officer of the Company from September 1990 to July 1999.

         Jack R. Anderson has been President of Calver Corporation, a health care consulting and investment firm, and a private investor, since 1982. Mr. Anderson currently serves on the board of directors of PacifiCare Health Systems, Inc. and Genesis Health Ventures, Inc. Mr. Anderson is a member of the Compensation and Option Committee of the Board of Directors of the Company.

         George E. Bello has been Executive Vice President and Controller and a member of the board of directors of Reliance Group Holdings, Inc., an insurance holding company, since August 1981. Mr. Bello also currently serves on the board of directors of Zenith National Insurance Corp. and Land America Financial Group, Inc. Mr. Bello is a member of the Audit Committee of the Board of Directors of the Company.

         William H. Longfield has been the Chairman and Chief Executive Officer of C.R. Bard, Inc., a multi-national developer, manufacturer and marketer of health care products, since September 1995. Mr. Longfield was President and Chief Executive Officer of C.R. Bard, Inc. from October 1993 to September 1995, President and Chief Operating Officer from September 1991 to October 1993 and Executive Vice President and Chief Operating Officer from February 1989 to September 1991. Mr. Longfield currently serves on the board of directors of C.R. Bard, Inc., Manor Care, Inc. and West Pharmaceutical Services, Inc. Mr. Longfield is a member of the Compensation and Option Committee of the Board of Directors of the Company.

         Donald E. Steen has been Chairman of United Surgical Partners, Inc., a surgery operations company, since February 1998. From October 1994 to December 1997, Mr. Steen was President of the International Group of Columbia/HCA Healthcare Corporation, a health care services corporation primarily involved in the ownership and operation of hospitals and providing related services. From September 1981 to October 1994, Mr. Steen was the President and Chief Executive Officer of Medical Care America, Inc., a corporation that operated ambulatory surgery centers. Medical Care America, Inc. was acquired by Columbia/HCA Healthcare Corporation in October 1994. Mr. Steen is a member of the Audit Committee of the Board of Directors of the Company. He currently serves on the board of directors of Kenetic Concepts, Inc.

         James E. Buncher has been a private investor since September 1997. Mr. Buncher was President and Chief Executive Officer of Community Dental Services, Inc., a corporation operating dental practices in California, from October 1997 until July 1998. Mr. Buncher was the President of Health Plans Group of Value Health, Inc., a national specialty managed care company, from September 1995 to September 1997 and served as Chairman, President and Chief Executive Officer of Community Care Network, Inc., a Value Health subsidiary, from August 1992 to September 1997. In September 1997, Value Health was acquired by a third party and Mr. Buncher resigned his positions with that company at that time.

         SHARES REPRESENTED BY THE ACCOMPANYING PROXY CARD WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES NAMED ABOVE EXCEPT TO THE EXTENT AUTHORITY TO VOTE FOR ONE OR MORE NOMINEES IS WITHHELD. AS INDICATED ON THE PROXY CARD, STOCKHOLDERS MAY (i) VOTE FOR THE ENTIRE SLATE OF NOMINEES, (ii) WITHHOLD AUTHORITY TO VOTE FOR THE ENTIRE SLATE OF NOMINEES OR (iii) BY WRITING THE NAME OF ONE OR MORE NOMINEES IN THE SPACE PROVIDED ON THE PROXY CARD, WITHHOLD AUTHORITY TO VOTE FOR SUCH SPECIFIED NOMINEE OR NOMINEES.

                      MEETINGS AND COMMITTEES OF THE BOARD

         The Board of Directors of the Company held six meetings during the fiscal year ended August 31, 1999. The only standing committees of the Board of Directors are the Compensation and Option Committee and the Audit Committee. During the fiscal year ended August 31, 1999, each current director of the Company attended at least 75% of the aggregate of the total number of meetings of the Board of Directors of the Company and of the committees of the Board on which the respective director served, that were held during the period for which each such person has been a director or served on such committee, as the case may be.

         Compensation and Option Committee. The Compensation and Option Committee reviews and sets from time to time the salaries and annual incentive bonuses for the Chief Executive Officer of the Company and each of the officers of the Company directly reporting to the Chief Executive Officer, and also administers the stock option plans of the Company. The Compensation and Option Committee met one time and acted by unanimous written consent on four occasions during the fiscal year ended August 31, 1999. Jack R. Anderson and William H. Longfield currently are the members of the Compensation and Option Committee.

         Audit Committee. The principal functions of the Audit Committee are to make recommendations to the Board of Directors as to the selection of the independent auditors for the Company, and to review and consult with the Board of Directors and management regarding the scope and results of any outside audit of the Company and other auditing and accounting matters. The Audit Committee met twice during the fiscal year ended August 31, 1999. George E. Bello and Donald E. Steen currently are the members of the Audit Committee.

                             EXECUTIVE COMPENSATION

         The following table sets forth certain summary information regarding compensation earned by or awarded to the Chief Executive Officer and the other executive officers of the Company named below (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                         LONG-TERM
                                                        ANNUAL COMPENSATION             COMPENSATION
                                             -----------------------------------------  ------------
                                                                             OTHER
                                                                             ANNUAL      SECURITIES      ALL OTHER
                                   FISCAL                                 COMPENSATION   UNDERLYING     COMPENSATION
   NAME AND PRINCIPAL POSITION      YEAR     SALARY(1)      BONUS(1)          (2)        OPTIONS (#)         (3)
   ---------------------------     ------    ---------     ---------      ------------   -----------    -------------
James Ken Newman (4).............   1999     $ 46,488       $ 34,222              ---        15,000       $175,000
  Chairman of the Board of          1998      281,942         50,000              ---        60,000          2,375
  Directors; formerly CEO           1997      252,634        252,548              ---           ---          3,007


James W. McAtee (5)..............   1999      312,548        216,944              ---       308,750          2,652
  President and CEO                 1998      241,811            ---              ---        35,000          2,375
                                    1997      226,317        171,168              ---           ---          3,007


David Tingue (6).................   1999      186,348         46,558              ---        10,125            ---
   Sr. Vice-President, Marketing    1998      151,495            ---          $53,882           ---            ---
                                    1997          ---            ---              ---           ---            ---


Linda Laitner (7)................   1999      182,348            ---              ---        14,600            ---
   Sr. Vice-President, Operations   1998       95,578            ---           47,493           ---            ---
                                    1997          ---            ---              ---           ---            ---

David White......................   1999      180,215         37,962            7,123        22,850          2,652
   Sr. Vice-President, Operations   1998      167,653         22,606           48,686         4,000            ---
                                    1997      144,991         62,500              ---           ---            ---

Frank Baumann (8)................   1999      156,186         37,115           30,136        22,925          2,652
   Sr. Vice-President, Operations   1998      134,257         22,122            8,981           ---            ---
                                    1997      101,980         14,384           26,926           ---            ---

Gary A. Kagan (6)................   1999      137,072        160,000              ---        16,475          2,652
  Former Executive Vice             1998      220,537        155,706              ---         7,500          2,375
  President - Development           1997      208,054        157,794              ---           ---          3,007


Robert A. Lefton (7).............   1999      156,699            ---              ---        42,500          2,652
  Former President and Chief        1998      225,201            ---           (7,244)       35,000          2,375
  Operating Officer                 1997      180,033        108,000            5,283           ---          3,007

----------------

(1) Represents the amounts earned in the fiscal year indicated, irrespective of when amounts were paid by the Company. The bonus amounts shown include incentive bonuses. In addition, for Messrs. McAtee and Kagan in fiscal 1997, Messrs. Newman and Kagan in fiscal 1998 and Mr. Kagan in fiscal 1999, the bonus amounts shown include bonuses utilized in those fiscal years under the contingent bonus plan. See "Other Compensation Arrangements Contingent Bonuses." The incentive bonus amounts included for Mr. Kagan were calculated based on the number of new management contract locations that opened in the fiscal year in question, irrespective of when the contracts were signed.

(2) The amounts shown represent reimbursement for relocation expenses. The amount shown in fiscal 1998 for Mr. Lefton represents reimbursement to the Company from Mr. Lefton of the proceeds from the sale of a club membership which the Company had previously reimbursed as a relocation expense to Mr. Lefton. The amounts shown do not include the dollar amount of certain personal benefits, such as car allowances and payment of club membership dues, which in the case of each individual were less than $10,000 in the aggregate.

(3) The amounts shown, other than the amount shown for Mr. Newman in fiscal 1999, consist of Company contributions made in that fiscal year to the 401(k) Plan of the Company on behalf of the Named Executive Officer with respect to the calendar year that ended during the respective fiscal year. The amount shown for Mr. Newman in fiscal 1999 represents consulting fees paid to Mr. Newman after his retirement as chief executive officer of the Company.

(4) Mr. Newman retired as Chief Executive Officer and an employee of the Company effective October 31, 1998.

(5) Effective November 1, 1998, Mr. McAtee was elected President and Chief Executive Officer of the Company.

(6)   Mr. Tingue was employed by the Company on October 6, 1997.

(7)   Ms. Laitner was employed by the Company on February 16, 1998.

(8)   Mr. Baumann was employed by the Company on November 25, 1996.

(9) Mr. Kagan resigned as an officer and employee of the Company effective March 19, 1999.

(10) Mr. Lefton resigned as an officer and employee of the Company effective March 19, 1999.

STOCK OPTION GRANTS

         The following table sets forth information regarding the grant of options to purchase shares of Common Stock to the Named Executive Officers in the fiscal year ended August 31, 1999.

                                OPTION GRANTS IN FISCAL YEAR ENDED AUGUST 31, 1999


                                                  INDIVIDUAL GRANTS
                         -------------------------------------------------------------------
                                                                                                  POTENTIAL REALIZABLE
                              NUMBER OF                                                             VALUE AT ASSUMED
                              SECURITIES         PERCENT OF      EXERCISE                        ANNUAL RATES OF STOCK
                          UNDERLYING OPTIONS    TOTAL OPTIONS       OR                           PRICE APPRECIATION FOR
                             GRANTED (1)         GRANTED TO        BASE                             OPTION TERM (3)
                                                EMPLOYEES IN     PRICE (2)      EXPIRATION     --------------------------
          NAME                    (#)            FISCAL YEAR      ($/SH)           DATE             5%           10%
-----------------------  --------------------  ---------------  ----------     -------------   ------------  ------------
James Ken Newman                15,000  (4)          2.4%        $  7.00         9/1/08        $   66,035      $  167,339
James W. McAtee                  8,750  (4)          1.4            7.00         9/1/08            38,520          97,614
                               300,000              47.6            7.00         9/1/08         1,320,690       3,346,770
David Tingue                     2,125  (4)          0.3            7.00         9/1/08             9,355          23,706
                                 3,000               0.5            7.00         9/1/08            13,207          33,468
                                 5,000               0.8            7.75        5/17/09            24,370          61,756
Linda Laitner                    1,600  (4)          0.3            7.00         9/1/08             7,044          17,849
                                 3,000               0.5            7.00         9/1/08            13,207          33,468
                                10,000               1.6            7.75        5/17/09            48,740         123,512
David White                      2,850  (4)          0.5            7.00         9/1/08            12,547          31,794
                                 8,000               1.3            7.00         9/1/08            35,218          89,247
                                 2,000               0.3            7.00        1/28/09             8,805          22,312
                                 2,000               0.3            7.75        3/19/09             9,746          24,702
                                 8,000               1.3            7.75        5/17/09            38,992          98,809
Frank Baumann                    2,925  (4)          0.5            7.00         9/1/08            12,877          32,631
                                 4,000               0.6            7.00         9/1/08            17,609          44,624
                                 8,000               1.3            7.75        3/19/09            38,992          98,809
                                 8,000               1.3            7.75        5/17/09            38,992          98,809
Gary A. Kagan                    9,475  (4)          1.5            7.00         9/1/08            41,711         105,702
                                 7,000               1.1            7.00         9/1/08            30,816          78,091
Robert A. Lefton                32,500  (4)          5.2            7.00         9/1/08           143,075         362,567
                                10,000               1.6            7.00         9/1/08            44,023         111,559

---------------

(1) The options vest and are exercisable cumulatively either in 20% annual installments commencing two years after the date of grant or in 25% annual installments commencing one year after the date of grant. Exercisability of the options may be accelerated in the event of the commencement of a tender offer for shares of the Company, the signing of an agreement for certain mergers or consolidations involving the Company or for the sale of all or substantially all assets of the Company, a change in any consecutive two-year period in the majority of the members of the Board of Directors of the Company serving on the Board at the beginning of such period, and certain other extraordinary corporate transactions. The options are subject to early termination in the event of the optionee's termination of employment with the Company.

(2) The exercise price per share of the options equaled the reported closing price of the Common Stock on the date of grant. Subject to the terms of the applicable option agreements, the exercise price may be paid in cash or in shares of Common Stock owned by the optionee, or a combination of the foregoing.

(3) There is no assurance that the actual stock price appreciation over the ten-year option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the Common Stock does in fact appreciate over the option term, no value will be realized from the option grants.

(4) These options represent replacement stock options that were granted upon the cancellation of certain previously granted stock options. See "Report on Option Repricing."

AGGREGATE OPTION EXERCISES IN FISCAL 1999 AND OPTION VALUES AT FISCAL YEAR-END

      The following table sets forth, for each Named Executive Officer, information regarding stock options exercised during the fiscal year ended August 31, 1999, the number of shares covered by both exercisable and un-exercisable stock options as of August 31, 1999, and the value of stock options outstanding as of August 31, 1999.


                                            AGGREGATED OPTION EXERCISES
                                       IN FISCAL YEAR ENDED AUGUST 31, 1999
                                      AND OPTION VALUES AS OF AUGUST 31, 1999


                              SHARES                     NUMBER OF SECURITIES
                             ACQUIRED                   UNDERLYING UNEXERCISED          VALUE OF UNEXERCISED
                                ON                         OPTIONS AT FISCAL           IN-THE-MONEY OPTIONS AT
                             EXERCISE                        YEAR-END (#)                FISCAL YEAR-END (1)
                                            VALUE    ----------------------------    ----------------------------
           NAME                 (#)       REALIZED   EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
           ----             ---------     --------   -----------    -------------    -----------    -------------
James Ken Newman                ---           ---       384,918           38,941      1,748,061           23,632
James W. McAtee                 ---           ---       239,669          326,597      1,133,941           32,610
David Tingue                    ---           ---           ---           10,125            ---              320
Linda Laitner                   ---           ---           ---           14,600            ---              288
David White                     ---           ---         1,140           25,710             71              732
Frank Baumann                   ---           ---           585           22,340             37              396
Gary A. Kagan                 133,653     507,225           ---              ---            ---              ---
Robert A. Lefton               19,375      65,281           ---              ---            ---              ---

---------------

(1) Calculated based on the closing price of the Common Stock of $7.063 per share as reported on the NASDAQ National Market on August 31, 1999, the last trading day of fiscal 1999, less the applicable exercise price.

REPORT ON OPTION REPRICING

      Effective September 1, 1998, the Compensation and Option Committee Board of Directors of the Company authorized the grant of new stock options to officers and employees holding stock options with exercise prices significantly in excess of the then current market price of the Common Stock of the Company. The grant of each replacement stock option was contingent upon the voluntary cancellation by the officer or employee of a previously granted stock option. The replacement stock options have an exercise price equal to the closing price of the stock on the date of grant but are for a lesser number of shares than the surrendered stock options. The number of shares subject to each replacement stock option was calculated to represent the number of shares that would yield at the new exercise price approximately the same proceeds to the optionee that the canceled stock option would have yielded at a market price in a range from $26 to $30 per share of the Common Stock of the Company. The Named Executive Officers collectively surrendered stock options for a total of 206,500 shares and collectively received replacement stock options for a total of 75,225 shares. The Compensation and Option Committee of the Board of Directors authorized the grant of such replacement stock options, subject to the cancellation of the previously granted stock options, because it considered such action appropriate in order for the stock options to serve the incentive purposes for which they are intended.


                                    Compensation and Option Committee

                                    Jack R. Anderson
                                    William H. Longfield

      The following table sets forth certain information concerning such replacement and canceled stock options for the Named Executive Officers of the Company. The Company has not repriced any stock options except for the replacement options in its last ten fiscal years.

                                           TEN - YEAR OPTION REPRICINGS


                                                           NUMBER OF
                                          NUMBER OF        SECURITIES                         EXERCISE PRICE
                                         SECURITIES        UNDERLYING      MARKET PRICE OF      AT TIME OF
                                         UNDERLYING       OPTIONS/SARS      STOCK AT TIME      REPRICING OR        NEW
                           DATE OF       SURRENDERED      REPRICED OR      OF REPRICING OR       AMENDMENT      EXERCISE
        NAME              REPRICING        OPTIONS       AMENDED (#)(1)     AMENDMENT ($)         ($)(2)        PRICE ($)
        ----              ---------      -----------     --------------    ---------------    --------------    ---------
James K. Newman            9/1/98          60,000            15,000             $ 7.00           $ 23.7500       $ 7.00
James W. McAtee            9/1/98          35,000             8,750             $ 7.00           $ 23.7500       $ 7.00
David Tingue               9/1/98           5,000             2,125             $ 7.00           $ 19.3750       $ 7.00
Linda Laitner              9/1/98           5,000             1,600             $ 7.00           $ 22.0000       $ 7.00
David White                9/1/98           4,500             2,850             $ 7.00           $ 14.1667       $ 7.00
Frank Baumann              9/1/98           5,000             2,925             $ 7.00           $ 15.3750       $ 7.00
Gary A. Kagan              9/1/98          12,000             7,600             $ 7.00           $ 14.1667       $ 7.00
                           9/1/98           7,500             1,875             $ 7.00           $ 23.7500       $ 7.00
Robert A. Lefton           9/1/98          37,500            23,750             $ 7.00           $ 14.1667       $ 7.00
                           9/1/98          35,000             8,750             $ 7.00           $ 23.7500       $ 7.00

                                           TEN - YEAR OPTION REPRICINGS


                           LENGTH OF ORIGINAL
                               OPTION TERM
                            REMAINING AT DATE
                             OF REPRICING OR
        NAME                  AMENDMENT (3)
        ----               -------------------
James K. Newman                  9 Years
James W. McAtee                  9 Years
David Tingue                   9.39 Years
Linda Laitner                  9.46 Years
David White                    7.95 Years
Frank Baumann                  8.53 Years
Gary A. Kagan                  7.95 Years
                                 9 Years
Robert A. Lefton               7.95 Years
                                 9 Years

---------------

(1) Represents number of shares subject to replacement stock options. In consideration of the grant of the replacement stock options for a total of 75,225 shares, the Named Executive Officers collectively surrendered stock options for a total of 206,500 shares.

(2)   Represents exercise price of surrendered stock options.

(3) Represents remaining term of surrendered stock options. The replacement stock options vest and are exercisable in 20% annual installments commencing two years after the original grant date of the surrendered stock option and have a term of ten years from the grant date of the replacement stock option.

OTHER COMPENSATION ARRANGEMENTS

         Executive Retention Agreement

         Effective September 1, 1997, the Company entered into an Executive Retention Agreement with James Ken Newman. Pursuant to the Executive Retention Agreement, Mr. Newman agreed to continue to serve as Chairman and Chief Executive Officer of the Company, subject to his right to retire as Chief Executive Officer at any time during the term of the agreement. Mr. Newman elected to retire as Chief Executive Officer of the Company on October 31, 1998, at which time he became a consultant to the Company for the remaining term of the agreement. Mr. Newman had served as President of the Company from July 1989 until September 1997, and also as Chief Executive Officer of the Company from July 1989 until October 1998. Mr. Newman has served as Chairman since February 1992.

         The Executive Retention Agreement has a five year term, subject to automatic renewal so that it maintains a three year term at all times until the Company elects to terminate such automatic renewal provision which it can elect to do at any time. Under the agreement, Mr. Newman receives as a consultant annual compensation equal to seventy-five percent (75%) of his annual base salary at the time of retirement, which was $280,000. Mr. Newman was also provided a bonus plan under the agreement which, if performance criteria to be established as a part of the plan are satisfied, permitted Mr. Newman to earn an annual bonus up to 100% of his annual base salary. Following his retirement, Mr. Newman is not entitled to any bonuses other than the bonus earned up to the date of retirement. Any stock options granted to Mr. Newman during the term of the agreement are to have a ten year term and vest not less than 10% per year at the end of each of the first eight years and be fully vested at the end of nine years, subject, however, to acceleration upon the occurrence of certain events. All stock options granted to Mr. Newman prior to the date of his retirement remained outstanding and did not change in any respect as a result of his retirement to consultant status.

         The agreement contains certain confidentiality and non-competition provisions. The non-competition agreements stay in place after termination so long as Mr. Newman receives severance payments under the agreement, which will be for the remaining term of the agreement in the event of termination of the agreement under certain conditions. Mr. Newman may limit the term of the non-competition agreement to 24 months by electing to forego any additional severance payments after such period. In the event Mr. Newman voluntarily resigns, no severance payments are payable but he will be subject to the non-competition agreement for 24 months after the date of resignation. The agreement has certain provisions for the acceleration of the vesting of stock options after the occurrence of a change of control of the Company.

         President and CEO Compensation Arrangement

         In connection with the election of James W. McAtee as President and Chief Executive Officer of the Company effective November 1, 1998, the Compensation and Option Committee of the Company authorized an increase in Mr. McAtee's annual base salary to $325,000 and adjusted his annual bonus to be up to 100% of his annual base salary based upon the performance of the Company. Such annual bonus would be earned on a prorated basis commencing at 0% of the annual base salary in the event that the Company achieves 85% or less of budgeted earnings per share for the fiscal year and graduated up to 100% of annual base salary in the event the Company achieves 100% or more of budgeted earnings per share for the fiscal year. In addition, the Committee approved a grant of stock options for 300,000 shares of Common Stock of the Company vesting in four equal annual installments on September 1 of each year commencing September 1, 1999. The exercise price of the stock options is $7.00 which was the closing price of the Common Stock of the Company on the NASDAQ National Market on September 1, 1998.

         Contingent Bonuses

         In January 1995, the Compensation and Option Committee approved contingent bonuses applicable to Messrs. Newman, McAtee and Kagan. The aggregate amounts of such bonuses that could be earned by Messrs. Newman, McAtee and Kagan were $216,904, $123,176 and $206,000, respectively. The bonuses vested in four equal annual installments but are payable only if (i) the bonus, or a portion thereof, is utilized to pay the exercise price of stock options for the purchase of Common Stock and (ii) the executive officer has remained in the continuous employment of the Company until the date when the bonus, or portion thereof, is paid. The bonuses may be payable in one or more installments as and when the executive officer elects to exercise stock options. In fiscal 1997, $35,404 and $67,794 of such bonuses were paid to Messrs. McAtee and Kagan, respectively, and used to pay the exercise price of stock options exercised by them in such fiscal year. In fiscal 1998, $50,000 and $86,706 of such bonuses were paid to Messrs. Newman and Kagan, respectively, and used to pay the exercise price of stock options exercised by them in such fiscal year. In fiscal 1999, $51,500 of such bonuses was paid to Mr. Kagan and used to pay the exercise price of stock options exercised by him in such fiscal year.

DIRECTOR COMPENSATION

         The Company's Second Amended and Restated 1995 Stock Option Plan for Eligible Outside Directors (the "Director Plan") provides for a one-time formula grant of stock options to purchase 15,000 shares of Common Stock to each non-employee director of the Company upon such director's initial election to the Board of Directors if the director satisfies certain criteria specified in the Director Plan. In addition, such non-employee directors receive a subsequent grant when reelected to the Board of Directors at an annual meeting and when such non-employee Director has served at least one year since the date of the last grant under the Director Plan. Each subsequent grant is for a number of shares of Common Stock equal to $50,000 divided by the fair market value per share of the Common Stock of the Company on the date of grant (as defined in the Director Plan, the closing price per share on the grant date) rounded to the nearest hundred. With respect to each subsequent grant, each Director has the election to reduce a grant amount by fifty percent (50%) of the shares of Common Stock that would otherwise be subject to the subsequent grant and, in lieu thereof, receive a fee of $2,500 for each of the next four meetings of the Board of Directors actually attended by such Director within the period from the annual meeting at which the Director is re-elected (including the Board meeting immediately following such annual meeting) to the next annual meeting of stockholders.

         In addition to the formula stock options described above, the Compensation and Option Committee has authority under the Director Plan to grant discretionary stock options to non-employee directors upon such terms as are determined by such committee. All formula grants under the Plan vest twenty (20%) on the date of grant and in twenty percent (20%) installments over the next four years if the Director is re-elected at each of the next successive annual meetings of the stockholders and when the Director has served a period of one year since the vesting of the most recent installment on the option, including the installment that vested on the grant date. All stock options under the Director Plan terminate on the date any optionee ceases to be a director of the Company for any reason other than death (in the event of the optionee's death, stock options vested at the date of death are exercisable for one year thereafter).

         Upon their reelection to the Board of Directors in January 1999, each of Messrs. Bello, Buncher, Longfield and Steen received formula grants of stock options to purchase 3,000 shares of Common Stock under the Second Amended and Restated 1995 Stock Option Plan for Eligible Outside Directors as then in effect. Each of these four Directors will receive a subsequent grant as described above if re-elected to the Board of Directors at the Annual Meeting. Such additional stock options will be granted on the date of the Annual Meeting at an exercise price equal to the closing price of the Common Stock on the Nasdaq National Market on that date.

         Directors of the Company do not receive any other compensation for service on the Board of Directors or any committee thereof, except as described above. Directors are, however, reimbursed for their out-of-pocket expenses incurred in attending meetings of the Board of Directors.

                       COMPENSATION AND OPTION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

GENERAL

         The Compensation and Option Committee of the Board of Directors of the Company reviews and approves (i) the salaries and annual incentive bonuses of the Chief Executive Officer of the Company and each of the officers of the Company directly reporting to the Chief Executive Officer and (ii) all grants of options to purchase shares under the Company's stock option plans to eligible directors, officers, employees and consultants of the Company. At all times during the fiscal year ended August 31, 1999, the Compensation and Option Committee was composed exclusively of directors who were "non-employee directors" and "outside directors" as defined by applicable Securities and Exchange Commission ("Commission") rules and Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), respectively. The members of the Committee are not former employees of the Company and have not ever participated in any of the Company executive or other employee compensation programs. In fiscal 1999, the Committee was composed of two directors, Mr. Anderson and Mr. Longfield.

         Horizon's executive compensation policy is designed and administered to provide a competitive compensation program that will enable Horizon to attract, motivate, reward and retain executives who have the skills, education, experience and capabilities required to discharge their duties in a competent and efficient manner. The compensation policy is based on the principle that the financial rewards to the executive should be aligned with the financial interests of the stockholders of Horizon.

         Horizon's executive compensation strategy has three separate elements, consisting of base salary, annual incentive compensation (bonuses) and long-term incentive compensation (stock options). The following is a summary of the policies underlying each element.

BASE SALARY

         The Compensation and Option Committee reviews the base salaries of the Chief Executive Officer and the other officers directly reporting to the Chief Executive Officer periodically, considering factors such as individual and corporate performance, and individual experience, expertise and years of service.

         In determining the Chief Executive Officer's overall compensation, as well as the compensation of the other officers, the Compensation and Option Committee also reviews compensation levels at other companies including selected peer companies. Such other companies are not necessarily the same as the companies in the peer group index in the Performance Graph section of this Proxy Statement because the Compensation and Option Committee believes that the Company competes for executive talent with companies in addition to those in its peer group. The Compensation and Option Committee does not attempt to set base salaries at any particular level based on such surveys, but rather uses such surveys to obtain an overview of compensation levels in general.

         No particular weight is given by the Compensation and Option Committee to any of the foregoing factors, and decisions as to adjustments in base salaries are primarily subjective. In August 1998, the base salaries of each of the Company's executive officers were reviewed and certain increases approved for some of the officers to be effective at various dates during fiscal 1999.

ANNUAL INCENTIVE COMPENSATION

         For services rendered during fiscal 1999, some of Horizon's executive officers received cash bonuses upon the completion of such fiscal year. All such cash bonuses were awarded based upon performance criteria. For fiscal 1999, the performance criteria were set based upon the Board-approved budget which was consistent with the then current public expectation of earnings per share for the Company.

         Mr. Newman's bonus potential for fiscal 1999 was set by his Executive Retention Agreement at up to 100% of his annual base salary. Mr. McAtee's bonus was initially set at up to 60% of his average base salary for fiscal 1999 and was based upon the Company achieving the Board-approved budget. Upon the retirement of Mr. Newman as chief executive officer in October, 1998 and the appointment of Mr. McAtee as President and Chief Executive Officer of the Company in November, 1998, the bonus for Mr. McAtee was changed to up to 100% of his average base salary for fiscal 1999.

         In addition, the executive officers of the Company directly reporting to the Chief Executive Officer had bonuses set at up to 50%-60% of their average base salary for fiscal 1999, with the bonus based upon the financial results of their area of responsibility and, in certain cases, the achievement of certain contract retention targets.

LONG-TERM INCENTIVES

         The Compensation and Option Committee is authorized to grant incentive and non-qualified stock options to key employees of the Company, including officers. Such option grants are intended to provide long-term incentive to increase stockholder value by improving corporate performance and profitability. Stock option grants provide an incentive that focuses the executive's attention on managing the Company from the perspective of an owner with an equity stake in the business. These grants also help ensure that operating decisions are based on long-term results that benefit the Company and ultimately the stockholders. Currently, stock options to employees are not necessarily granted annually, but are granted from time to time at the discretion of the Compensation and Option Committee. While no specific formula is used to determine stock option grants made to any particular employee, grants are generally based upon a subjective evaluation of non-objective factors such as the employee's past contribution toward Company performance and expected contribution to meeting long-term strategic goals of the Company.

         Section 162(m) of the Code imposes a $1,000,000 limit on the amount of compensation that will be deductible for Federal income tax purposes by the Company each fiscal year with respect to each of the Chief Executive Officer and the four other most highly compensated executive officers of the Company. The base salary and annual incentive compensation level of the Company's executive officers is currently well below this limit. The Company believes that the limitation of Section 162(m) does not apply to compensation earned or that may be earned with respect to the stock options granted to the Executive Officers under the stock option plans of the Company during or prior to the fiscal year ended August 31, 1999. The structure of the 1998 Stock Option Plan is intended to make grants thereunder qualify as "performance-based compensation" not subject to the limitation of Section 162(m).

                                Compensation and Option Committee

                                Jack R. Anderson
                                William H. Longfield

                               PERFORMANCE GRAPH

         The following graph shows a comparison of the total cumulative stockholder return for the Company, the Total Return Index for Nasdaq Stock Market (U.S. Companies) (the "Nasdaq (U.S.) Index"), a new peer group selected by the Company, and the former peer group selected by the Company in prior years for the period from March 14, 1995 (the date on which the Common Stock of the Company was first registered under Section 12 of the Securities Exchange Act of 1934) through August 31, 1999. The comparison below assumes $100 was invested on March 14, 1995 in each of the Common Stock, shares comprising the Nasdaq (U.S.) Index and the common stock of the respective peer group, and assumes reinvestment of dividends. Neither the Company nor any companies in the peer group, except American Healthcorp. Inc., paid any dividends during such period.

                    Total Cumulative Shareholder Return for
                    Five-Year Period Ending August 31, 1999

                                    [GRAPH]


                               03/14/95          08/31/95         08/31/96          08/31/97         08/31/98          08/31/99
                               --------          --------         --------          --------         --------          --------
Horizon Health Corp             100.00            150.00           220.00            356.25            99.37            105.94
NASDAQ                          100.00            126.67           142.81            199.24           189.51            349.55
New Peer Group                  100.00            100.82           128.91            151.36           130.75            139.89
Former Peer Group               100.00            113.06           123.34            186.76           231.77            347.13

         The new peer group consists of the following publicly traded companies in the health care industry: American Healthcorp. Inc., Comprehensive Care Corp., Continue Care Corporation, Corvel Corporation, Northstar Health Services Inc., PMR Corporation, Rehabcare Group, Inc., and United Payors & United Providers, Inc.

         Horizon changed the companies included in the comparison peer group because, during the fiscal 1999 year, the Company significantly changed the mix of its business operations primarily as a result of increasing its presence in behavioral services. As a result, a revised new peer group which better reflected the current business operations of the Company was considered appropriate. The former peer group consisted of the following publically traded companies: Air Methods Corp., American Healthcorp Inc., Comprehensive Care Corp., Hemacare Corp., Medquist, Inc., Northstar Health Services, Inc. and Rehabcare Group, Inc.

                        SECURITY OWNERSHIP BY MANAGEMENT
                           AND PRINCIPAL STOCKHOLDERS

         Set forth below is certain information with respect to the beneficial ownership of Common Stock as of December 3, 1999, by (i) each person who, to the knowledge of the Company based upon statements filed as of December 13, 1999 with the Commission pursuant to Section 13(d) or 13(g) of the Securities Exchange Act of 1934, as amended, beneficially owns more than 5% of the outstanding Common Stock, (ii) each director (which 7 includes all nominees for director) of the Company, (iii) each Named Executive Officer (other than Messrs. Kagan and Lefton who are former officers no longer employed by the Company) and
(iv) all directors and such Named Executive Officers of the Company as a group. Except as indicated below, to the Company's knowledge, each person named has sole voting and investment power with respect to all shares shown as beneficially owned by such person.

                                                                               SHARES BENEFICIALLY
                                                                                      OWNED
                                                               ----------------------------------------------------
NAME                                                                   NUMBER                      PERCENT
                                                               -----------------------    -------------------------
Goldman Sachs Asset Management (1).............................                919,500              14.7%
Fidelity Management & Research Company (2).....................                644,400              10.3
James Ken Newman (3)...........................................                618,285               9.3
Jack R. Anderson (4)...........................................                427,400               6.8
Paul J. Schupf Associates (5)..................................                410,800               6.6
James W. McAtee (6)............................................                404,954               6.2
Eagle Asset Management, Inc. (7)...............................                373,275               6.0
George E. Bello (8)............................................                333,402               5.3
Donald E. Steen (8)............................................                 32,402                *
William H. Longfield (8).......................................                 31,402                *
James E. Buncher (9)...........................................                 27,560                *
David Tingue (10)..............................................                    425                *
Linda Laitner..................................................                  1,500                *
David White (11)...............................................                  3,592                *
Frank Baumann (12).............................................                  1,124                *
All directors and Named Executive Officers as a group
(11 persons) (13) (14)........................................               1,878,029              26.8

-----------------
 * Less than 1%.

(1) The address of Goldman Sachs Asset Management, a division of Goldman, Sachs & Co., is 1 New York Plaza, New York, New York 10004. Based on information contained in a Schedule 13G dated October 12, 1999, Goldman Sachs Asset Management has sole voting power over 869,600 and sole investment power over 919,500 shares.

(2) The address of Fidelity Management & Research Company is 82 Devonshire Street, Boston, Massachusetts. According to a Schedule 13G dated February 1, 1999, Fidelity has sole investment power over the 644,400 shares and the voting power over such shares is held by the Board of Trustees of the Fidelity Funds.

(3) The address of James Ken Newman is 700 El Paseo, Denton, Texas 76205. Includes 16,000 shares of Common Stock held by a limited partnership for which Mr. Newman serves as an officer and director of the corporate general partner and 51,500 shares of Common Stock held by a foundation of which Mr. Newman is a director and officer. Also includes 399,859 shares of Common Stock issuable upon the exercise of immediately exercisable stock options.

(4) The address of Jack R. Anderson is 16475 Dallas Parkway, Suite 735, Dallas, Texas 75248. Excludes 100,000 shares of Common Stock owned by Mr. Anderson's spouse, for which he disclaims any beneficial ownership.

(5) The address of Paul J. Schupf Associates is 27 Payne, Hamilton, New York 13346.

(6) The address of Mr. McAtee is 1500 Waters Ridge Drive, Lewisville, Texas 75057. Includes 19,998 shares of Common Stock held in trust for the benefit of Mr. McAtee's children. Also includes 325,266 shares of Common Stock issuable upon the exercise of immediately exercisable stock options.

(7) The address of Eagle Asset Management, Inc. is 880 Carillon Parkway St., Petersburg, Florida 33716.

(8) The address of Mr. Bello is 55 East 52nd Street, 53rd Floor, New York, New York 10055. Includes 13,783 shares of Common Stock issuable upon the exercise of immediately exercisable stock options and 1,119 shares of Common Stock issuable upon the exercise of stock options that become exercisable within 60 days.

(9) Includes 1,960 shares of Common Stock issuable upon the exercise of immediately exercisable stock options and 600 shares of Common Stock issuable upon the exercise of stock options that become exercisable within 60 days.

(10) Includes 425 shares of Common Stock issuable upon the exercise of stock options that become exercisable within 60 days.

(11) Includes 1,940 shares of Common Stock issuable upon the exercise of immediately exercisable stock options.

(12) Includes 585 shares of Common Stock issuable upon the exercise of immediately exercisable stock options.

(13) Includes 772,391 shares of Common Stock issuable upon the exercise of stock options held by certain directors and Named Executive Officers that are immediately exercisable or that become exercisable within 60 days.

(14) Does not include Gary A. Kagan, a former Executive Vice President of the Company, or Robert A. Lefton, a former Senior Vice President of the Company, both of whom resigned in March, 1999.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires directors and certain officers of the Company, and persons who beneficially own more than ten percent of the Common Stock, to file reports of ownership and changes in ownership with the Commission. Such persons are required to furnish the Company with copies of all Section 16(a) reports they file. Based solely upon a review of the copies of such reports furnished to the Company, the Company believes that, during the fiscal year ended August 31, 1999, all Section 16(a) filing requirements applicable to its directors, officers and greater than ten percent beneficial stockholders were complied with, except that (i) the required filing of a Form 3 by Ronald C. Drabik upon his employment as Senior Vice President and Chief Financial Officer of the Company in July 1999 was inadvertently made late, (ii) the required filing of a Form 3 by each of David Tingue, Linda Laitner, David White and Frank Baumann upon their respective appointment as an executive officer of the Company was inadvertently made late, (iii) the required filing of a Form 4 reporting one transaction by Linda Laitner was inadvertently made late and (iv) the required filing of a Form 5 by each of Cliff Gardner, a former controller and principal accounting officer of the Company, and Jack DeVaney, a former Senior Vice President of the Company, both of whom resigned in 1999, has not been made.

                                 PROPOSAL NO. 2

                    APPROVAL OF EMPLOYEE STOCK PURCHASE PLAN

         The Board of Directors adopted in October, 1999 the Horizon Health Corporation Employee Stock Purchase Plan (the "Plan"), subject to stockholder approval. The purpose of the Plan is to provide employees of the Company and its subsidiaries the opportunity to acquire an ownership interest in the Company through the purchase of Common Stock at a price below current market prices. It is the intention of the Company that the Plan qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code. The Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974.

         The following summary description of the Horizon Health Corporation Employee Stock Purchase Plan is qualified in its entirety by reference to the full text of the Plan, which is attached hereto as Appendix A.

DESCRIPTION OF THE PLAN

         The Plan permits all eligible employees, including officers, of the Company to purchase from the Company shares of Common Stock of the Company. To be eligible an employee must work 20 hours or more per week, have been employed by the Company for at least three months, and satisfy the other conditions noted below. At December 1, 1999, the Company had approximately 796 employees eligible to participate in the Plan.

         The Plan provides that 250,000 shares of Common Stock will be available for purchase in the 2000 calendar year. Each calendar year thereafter an additional 50,000 shares will be made available for purchase under the Plan. Unpurchased shares in a calendar year will carry over and be available for purchase in succeeding calendar years. A total of 700,000 shares of Common Stock of the Company will be available for purchase over the entire term of the Plan. At the election of the Company, the shares issued pursuant to the Plan will be either treasury shares or original issue shares.

         The Plan has a term of ten years, subject to earlier termination by the Board of Directors. The Plan must be approved by the stockholders of the Company and, if the Plan is not approved by the stockholders at the annual meeting, the Plan will terminate. Any payroll deductions made prior to such termination will be promptly paid to the participants.

         The Plan makes shares available for purchase pursuant to two consecutive six-month offering periods each year. One offering period will commence on the first trading day for the Common Stock on or after January 1 and end on the last trading day of the Common Stock on or before June 30. The other offering period will commence on the first trading day of the Common Stock on or after July 1 and end on the last trading day of the Common Stock on or before December 31. For each six-month offering period, any eligible employee, except as noted below, may participate in such offering under the Plan.

         Employees participate by making an election on a form provided by the Company to have a percentage (only in terms of whole percentages) of their base salary (excluding bonuses, commissions and other incentive compensation) up to a maximum of 10% withheld for the purpose of making the purchase of shares of Common Stock in the respective offering period. The amount of the payroll deductions will not change in the event of changes in the compensation of the employee in the respective offering period.

         Effective on the first day of each offering period, as determined at the end of the respective offering period, an employee who has elected to participate is granted an option to purchase a number of whole shares determined by dividing the total amount of the employee payroll deductions actually made in the offering period by the "option price" per share of Common Stock. The maximum number of shares for which an option can be granted to a participant with respect to any single offering period is 12,500 shares. The "option price" will be the lesser of (i) 85% of the closing price of the Common Stock on the NASDAQ National Market as of the commencement date of the offering period or (ii) 85% of the closing price of the Common Stock on the NASDAQ National Market as of the ending date of the offering period. Payment for shares to be purchased under the Plan will be made by payment of the accumulated payroll deductions actually made by the employee to the Company. Employees are restricted from trading shares acquired pursuant to the Plan for a period of three months after the acquisition date.

         No otherwise eligible employee shall be granted an option under the Plan (i) if, immediately after the grant, the employee would own stock (including by attribution from certain family members and affiliated entities) and options possessing 5% or more of the total combined voting power or value of all classes of stock of the Company (assuming that the shares subject to the options are outstanding) or (ii) if the grant would cause his or her rights to purchase stock under all employee stock purchase plans of the Company to apply to shares of Common Stock having a fair market value of $25,000 or more for the calendar year in which such option is outstanding at any time.

         Except in the case of a withdrawal, a participant cannot change his or her payroll deduction level during an offering period. An election to participate will remain in effect for successive offering periods unless the participant files a new election form specifying a different payroll deduction level or files a notice of withdrawal.

         A participant may withdraw from the Plan at any time on or before 15 days prior to the last day of the offering period unless an earlier or later date is established by the committee of the Board of Directors of the Company administering the Plan. A participant withdraws by filing a notice of withdrawal on a form provided by the Company. All of the participant's payroll deductions credited to his or her account will be paid to him or her promptly after receipt of the notice of withdrawal, and no further payroll deductions will be made during that offering period. A participant's withdrawal will not have any effect upon his or her eligibility to participate in any subsequent offering period under the Plan. However, the participant will be required to execute and deliver to the Company a new election form for the subsequent offering period.

         Termination of employment of a participant for any reason shall automatically constitute a withdrawal from the Plan. Upon termination of employment for any reason, the payroll deductions credited to the participant's account will be returned to the participant and, in that event, the participant's account will not be used to purchase shares of Common Stock on the last day of the respective offering period.

         Unless a participant terminates employment or withdraws from the Plan as noted above, the option to purchase shares will be exercised automatically for the participant on the last day of the offering period. If there are insufficient shares available for purchase in any offering period to satisfy the options of the participants, shares will be issued to the participants on a pro rata basis based on the amount of their respective payroll deductions withheld in the respective offering period. No fractional shares will be issued under the Plan. Any funds remaining in a Participant's account after exercise of an option which are not sufficient to purchase a full share will be carried over for the next offering period.

         A participant's account will be no more than a bookkeeping account maintained by the Company, and neither the Company nor any subsidiary shall be obligated to segregate or hold in trust or escrow any funds in a participant's account. No interest will accrue or be payable on the payroll deductions of a participant under the Plan. Each participant will receive at least annually a statement regarding the status of his or her Plan account.

         Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of by a participant. The Company may treat any such act as an election to withdraw from the Plan.

         The Board of Directors of the Company may at any time terminate or amend the Plan. No termination can affect options previously granted, and no amendment can make any change in options theretofore granted which would adversely affect the rights of any participant. No amendment that increases the number of shares authorized for sale under the Plan or changes the designation of the subsidiary corporations whose employees may participate in the Plan shall be effective unless approved by the stockholders of the Company within 12 months of the adoption of such amendment.

         The Plan is administered by the Compensation and Option Committee of the Board of Directors. The Committee is vested with authority to make, administer and interpret such rules and regulations as it deems necessary to administer the Plan, and any determination, decision or action of the Committee in connection with the construction, interpretation, administration or application of the Plan will be final and binding on all participants and all persons claiming under or through any participant.

         Except as otherwise described above, benefits under the Plan to the Named Executive Officers of the Company and to other officers and employees of the Company are not currently determinable because participation in the Plan by such officers and employees is voluntary and the benefits are subject to the market price of the Common Stock at future dates.

FEDERAL INCOME TAX CONSIDERATIONS

         THE FOLLOWING DISCUSSION ADDRESSES ONLY THE GENERAL FEDERAL INCOME TAX CONSEQUENCES UNDER THE PLAN. IT DOES NOT ADDRESS THE IMPACT OF STATE AND LOCAL TAXES, THE FEDERAL ALTERNATIVE MINIMUM TAX OR SECURITIES LAWS RESTRICTIONS, AND IS INTENDED FOR GENERAL INFORMATION PURPOSES ONLY. IT IS NOT INTENDED AS A TAX ADVICE TO PARTICIPANTS IN THE PLAN, WHO SHOULD CONSULT THEIR OWN TAX ADVISORS.

         It is the intention of the Company to have the Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Internal Revenue Code. The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that Section of the Code. The Company believes that the following federal income consequences normally will apply with respect to the Employee Stock Purchase Plan.

         The payroll deductions withheld from a participant's pay under the Plan will be taxable income to the participant and must be included in the participant's gross income for federal income tax purposes in the year which such amounts otherwise would have been received.

         A participant will not be required to recognize any income for federal income tax purposes either at the time the participant is granted an option (which will be on the first day of the offering period) or by virtue of the exercise of the option (which will take place on the last day of such offering period). The federal income tax consequences of a sale or disposition of shares acquired under the Plan depend in part on the length of time the shares are held by a participant before such sale or disposition. If a participant sells or otherwise disposes of shares acquired under the Plan (other than any transfer resulting from death) within two years after the first day of the offering period at the end of which the shares were acquired ("Two-Year Period"), the participant must recognize ordinary compensation income in the year of such disposition in an amount equal to the excess of (i) the fair market value of the shares on the date such shares were acquired over (ii) the price paid for the shares by the participant. The amount of "ordinary" compensation income recognized by the participant will be added to the participant's basis in such shares for purposes of determining any additional gain or loss realized by the participant on the sale of the shares. Any such additional gain or loss will be taxed as capital gain or loss, long or short, depending on how long the participant held the shares.

         If a participant sells shares acquired under the Plan after the Two-Year Period or if the participant dies, the participant or the participant's estate must include as ordinary compensation income in the year of sale (or the taxable year ending upon death) an amount equal to the lesser of (i) the excess of the fair market value of the shares on the first day of the offering period over the option price (determined as if the option had been exercised on the first day of the offering period), or (ii) the excess of the fair market value of the shares at the time of sale of the shares or on the date of death over the price paid for the shares by the participant. Except in the case of a transfer as a result of death, the amount of ordinary income recognized by the participant will be added to the participant's basis in such shares. Any gain realized upon the sale in excess of such basis will be taxed as a long-term capital gain. Any loss realized will be treated as long-term capital loss.

         Under current law, the obligations of the Company to withhold FICA and Federal Income Tax from a participant's compensation income attributable to the Plan are unclear. Under the Plan, the Company reserves the right to withhold to the extent necessary to meet any applicable withholding obligation.

         The Company will not receive any income tax deduction as result of issuing shares pursuant to the Plan, except upon sale or disposition of shares by a participant within the Two-Year Period. In such an event, the Company will be entitled to a deduction equal to the amount included as ordinary income to the participant with respect to the sale or disposition of such shares.

VOTE REQUIRED

         Approval and adoption of the Plan by stockholders requires the affirmative vote of a majority of the shares of Common Stock represented and entitled to vote at the Annual Meeting. Assuming the existence of a quorum, abstentions will be treated as a vote against the Plan and broker non-votes will be disregarded and will have no effect on the outcome of the vote.

THE BOARD HAS UNANIMOUSLY APPROVED THE PLAN AND RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE PLAN. SHARES OF COMMON STOCK REPRESENTED AT THE ANNUAL MEETING BY SIGNED BUT UNMARKED PROXIES WILL BE VOTED "FOR" THE PLAN.

                                 PROPOSAL NO. 3

             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

         The stockholders are asked to ratify the appointment of PricewaterhouseCoopers LLP as the independent accountants for the Company for the fiscal year ending August 31, 2000. PricewaterhouseCoopers LLP, a certified public accounting firm, has served as the independent accountants for the Company since 1991. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting to respond to appropriate questions and to make such statements as they may desire.

         Ratification of the appointment of the independent accountants is not a matter which is required to be submitted to a vote of stockholders, but the Board of Directors considers it appropriate for the stockholders to express or withhold approval of the appointment. If stockholder approval should not be obtained, the Board of Directors would consider an alternative appointment for fiscal 2000.

         THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT ACCOUNTANTS FOR THE COMPANY FOR THE FISCAL YEAR ENDING AUGUST 31, 2000, AND YOUR PROXY WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE.

                           PROPOSALS BY STOCKHOLDERS

         Proposals by stockholders intended to be presented at the first annual meeting of stockholders of the Company after the Annual Meeting must be received at the executive offices of the Company no later than August 12, 2000, to be included in the Company's proxy statement and form of proxy relating to that meeting. Any stockholder who wishes to bring a proposal before such annual meeting of stockholders, but does not wish to include it in the Company's proxy materials, must provide written notice of the proposal to the Company's Secretary at the executive offices of the Company by October 26, 2000. Otherwise, proxies solicited for such annual meeting will confer discretionary authority to vote on any such proposals that have not been so submitted to the Company.

                                 OTHER BUSINESS

         The Board of Directors is aware of no other matter that will be presented for action at the Annual Meeting. If any other matter requiring a vote of the stockholders properly comes before the Annual Meeting, the persons authorized under management proxies will vote and act on such matter according to their own discretion and judgment.

                                 ANNUAL REPORT

         The Company's Annual Report to Stockholders, which contains audited consolidated financial statements of the Company for the fiscal year ended August 31, 1999, is being mailed to stockholders of record with this Proxy Statement. The Annual Report to Stockholders does not form a part of the proxy solicitation materials.

         UPON THE WRITTEN REQUEST OF ANY PERSON WHO IS A RECORD HOLDER OF COMMON STOCK AS OF THE CLOSE OF BUSINESS ON DECEMBER 3, 1999, THE COMPANY WILL PROVIDE WITHOUT CHARGE TO SUCH PERSON A COPY OF THE ANNUAL REPORT ON FORM 10-K OF THE COMPANY FOR THE FISCAL YEAR ENDED AUGUST 31, 1999 AS FILED WITH THE COMMISSION (EXCLUDING EXHIBITS). ANY SUCH WRITTEN REQUEST MUST BE DIRECTED TO HORIZON HEALTH CORPORATION, 1500 WATERS RIDGE DRIVE, LEWISVILLE, TEXAS 75057-6011, ATTENTION: MR. RONALD C. DRABIK, SENIOR VICE PRESIDENT - FINANCE AND ADMINISTRATION.


                                          JAMES W. McATEE
                                             President

                                   Appendix A

                           HORIZON HEALTH CORPORATION
                          EMPLOYEE STOCK PURCHASE PLAN


         1. PURPOSE. The purpose of the Horizon Health Corporation Employee Stock Purchase Plan (the "Plan") is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an "Employee Stock Purchase Plan" under
Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that Section of the Code.

         2. DEFINITIONS.

            (a) "Board" shall mean the Board of Directors of the Company.

            (b) "Code" shall mean the Internal Revenue Code of 1986, as amended.

            (c) "Common Stock" shall mean the Common Stock, $.01 par value, of the Company.

            (d) "Company" shall mean Horizon Health Corporation, a Delaware corporation, and any Designated Subsidiary of the Company.

            (e) "Compensation" shall mean all base straight time gross earnings, exclusive of commissions, payments for overtime, shift premium, incentive compensation, incentive payments, bonuses and other compensation.

            (f) "Designated Subsidiary" shall mean all wholly-owned Subsidiaries of the Company and any other Subsidiary which has been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

            (g) "Employee" shall mean any individual who is an employee of the Company for tax purposes. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company. Where the period of leave exceeds 90 days and the individual's right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the 91st day of such leave.

            (h) "Enrollment Date" shall mean the first day of each Offering Period.

            (i) "Exercise Date" shall mean the last day of each Offering
Period.

            (j) "Fair Market Value" shall mean, as of any date, the value of Common Stock determined as follows:

                (1) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or the Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day on the date of such determination, as reported in The Wall Street Journal or such other source as the Board deems reliable, or;

                (2) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean of the closing bid and asked prices for the Common Stock on the date of such determination, as reported in The Wall Street Journal or such other source as the Board deems reliable, or;

                (3) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

            (k) "Offering Period" shall mean a period of approximately six (6) months during which an option granted pursuant to the Plan may be exercised, commencing on the first Trading Day on or after January 1 and terminating on the last Trading Day in the period ending the following June 30, or commencing on the first Trading Day on or after July 1, and terminating on the last Trading Day in the period ending the following December 31. The duration of Offering Periods may be changed pursuant to Section 4 of this Plan.

            (l) "Participant" shall mean an eligible Employee who has elected to participate in the Plan.

            (m) "Plan" shall mean this Horizon Health Corporation Employee Stock Purchase Plan.

            (n) "Purchase Price" shall mean an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower; provided, however, that the Purchase Price may be adjusted by the Board pursuant to Section 21 of this Plan.

            (o) "Reserves" shall mean the number of shares of Common Stock covered by each option under the Plan which have not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under option.

            (p) "Subsidiary" shall mean a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

            (q) "Trading Day" shall mean a day on which national stock exchanges and the Nasdaq System are open for trading.

         3. ELIGIBILITY.

            (a) Any Employee who shall be employed by the Company on a given Enrollment Date shall be eligible to participate in the Plan, except:

                (1) Any individual who has been employed by the Company for less than three (3) months before the applicable Enrollment Date.

                (2) Any employee whose customary employment less than 20 hours per week.

            (b) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) to the extent that, immediately after the grant, such Employee (together with any other persons whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding options to purchase stock of the Company constituting in the aggregate five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company, or (ii) to the extent that his or her option rights to purchase stock under this Plan and any other employee stock purchase plans of the Company and its subsidiaries exceeds Twenty-Five Thousand Dollars ($25,000) worth of stock (determined at the fair market value of the shares at the time such option is granted) in the aggregate for each calendar year in which such option right is outstanding at any time.

         4. OFFERING PERIODS. The Plan shall be implemented by consecutive Offering Periods of six (6) months' duration, with a new Offering Period commencing on the first Trading Day on or after January 1 and July 1 each year, or on such other date as the Board shall determine, and continuing thereafter until terminated in accordance with Section 21 hereof. The first Offering Period under the Plan shall commence with the first Trading Day on or after January 1, 2000 and end on the last Trading Day on or before June 30, 2000. The Board shall have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings without stockholder approval if such change is announced at least five (5) days prior to the scheduled beginning of the first Offering Period to be affected thereafter.

         5. PARTICIPATION.

            (a) An eligible Employee may become a Participant in the Plan by completing a subscription agreement authorizing payroll deductions in the form provided by the Company and filing it with the designated human resources representative of the Company prior to the applicable Enrollment Date, unless a later time for submission is set by the Board for all eligible Employees with respect to a given Offering Period.

            (b) Payroll deductions for a Participant shall commence on the first payroll payment date occurring on or after the applicable Enrollment Date and shall end on the last payroll payment date occurring on or before the Exercise Date of the Offering Period to which such authorization is applicable, unless sooner terminated by the Participant as provided in Section 11 hereof.

         6. PAYROLL DEDUCTIONS.

            (a) At the time a Participant files his or her subscription agreement, he or she shall elect to have payroll deductions made on each pay day during the Offering Period in an amount equal to the percentage (not exceeding ten percent (10%)) of the Compensation which he or she receives on each pay day during the Offering Period.

            (b) All payroll deductions made for a Participant shall be credited to his or her account under the Plan. Payroll deductions shall only be in whole percentages of the Participant's Compensation. A Participant may not make any additional payments into such account. A Participant's account shall be no more than a bookkeeping account maintained by the Company, and neither the Company nor any Subsidiary shall be obligated to segregate or hold in trust or escrow any funds in a Participant's account.

            (c) A Participant may discontinue his or her participation in the Plan as provided in Section 11 hereof, but no other change can be made and, specifically, a Participant may not alter the rate of his or her payroll deductions during an Offering Period. A Participant's subscription agreement shall remain in effect for successive Offering Periods unless terminated as provided in Section 11 hereof.

            (d) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) hereof, a Participant's payroll deductions may be decreased to zero percent (0%) at any time during an Offering Period. In such event, payroll deductions shall recommence at the rate provided in such Participant's subscription agreement at the beginning of the first Offering Period which is scheduled to end in the following calendar year, unless terminated by the Participant as provided in
Section 11 hereof.

            (e) At the time the option is exercised, in whole or in part, or at the time some or all of the Company's Common Stock issued under the Plan is disposed of, the Participant must make adequate provision for federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company may, but shall not be obligated to, withhold from the Participant's compensation the amount necessary for the Company to meet applicable withholding obligations related to the Participant's tax obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Employee which may be available to it.

         7. GRANT OF OPTION. Effective on the Enrollment Date of each Offering Period, as determined at the end of the respective Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on the Exercise Date of such Offering Period (at the applicable Purchase Price) a number of shares of the Company's Common Stock determined by dividing such Employee's total payroll deductions actually made prior to such Exercise Date and retained in the Participant's account as of the Exercise Date by the applicable Purchase Price without adjustment for changes in the Compensation of the Participant during the applicable Offering Period; provided (i) that in no event shall an employee be permitted to purchase in an Offering Period more than 12,500 shares (subject to adjustment pursuant to Section 20), and (ii) that such purchase shall be subject to the limitations set forth in Sections 3(b) and 14(b) hereof. Exercise of the option shall occur as provided in Section 8 hereof, unless the Participant has withdrawn pursuant to Section 11 hereof. The Option shall expire on the last day of the Offering Period.

         8. EXERCISE OF OPTION. Unless a Participant withdraws from the Plan as provided in Section 11 hereof, his or her option for the purchase of shares shall be exercised automatically on the Exercise Date, and the maximum number of full shares subject to option shall be purchased for such Participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account. No fractional shares shall be purchased; any payroll deductions accumulated in a Participant's account which are not sufficient to purchase a full share shall be retained in the Participant's account for the subsequent Offering Period, subject to earlier withdrawal by the Participant as provided in Section 11 hereof. Any other monies left over in a Participant's account after the Exercise Date shall be returned to the Participant. During a Participant's lifetime, a Participant's option to purchase shares hereunder is exercisable only by him or her.

         9. RESTRICTION ON TRANSFER OF SHARES. For a period of three months following each Exercise Date, a Participant shall be restricted from selling or otherwise transferring any of the shares purchased by the Participant on that Exercise Date; provided, however, that such restriction in transfer will cease immediately upon the termination of employment of the Participant. The stock certificates evidencing the shares acquired pursuant to the Plan will contain a legend evidencing such restriction on transfer.

         10. DELIVERY. As promptly as practicable after each Exercise Date on which a purchase of shares occurs, the Company shall arrange for the delivery to each Participant a stock certificate evidencing the shares purchased upon exercise of his or her option, subject to the restrictions pursuant to Section 9 hereof.

         11. WITHDRAWAL.

             (a) A Participant may withdraw all, but not less than all the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time on or before fifteen (15) calendar days prior to the Exercise Date by giving written notice to the designated representative of the Company in the form provided by the Company. All of the Participant's payroll deductions credited to his or her account shall be paid to such Participant promptly after receipt of notice of withdrawal, such Participant's option for the Offering Period shall be automatically terminated, and no further payroll deductions for the purchase of shares shall be made for such Offering Period. If a Participant withdraws from an Offering Period, payroll deductions shall not resume at the beginning of the succeeding Offering Period or any Offering Period thereafter unless the Participant delivers to the Company a new subscription agreement.

             (b) A Participant's withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the Participant withdraws.

         12. TERMINATION OF EMPLOYMENT. Upon a Participant's ceasing to be an Employee for any reason at any time on or prior to an Exercise Date of an Offering Period, he or she shall be deemed to have elected to withdraw from the Plan, and the payroll deductions credited to such Participant's account during such Offering Period shall be returned to such Participant or, in the case of his or her death, to the person or persons entitled thereto under Section 16 hereof, and such Participant's option shall be automatically terminated.

         13. NO INTEREST. No interest shall accrue or be payable on the payroll deductions of a Participant in the Plan.

         14. STOCK.

             (a) The shares of Common Stock to be sold to Participants under the Plan may, at the election of the Company, be either treasury shares or shares originally issued by the Company.

             (b) Subject to adjustment upon changes in capitalization of the Company as provided in Section 20 hereof, the maximum number of shares of the Company's Common Stock which shall be made available for sale under the Plan shall be 250,000 shares in calendar year 2000, plus an annual increase to be added on the first day of each calendar year beginning in 2001 in the amount of 50,000 shares. If, on a given Exercise Date, the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Plan, the Company shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.

             (c) The Participant shall have no interest or voting rights in shares covered by his option or in any dividends declared by the Company in respect of its outstanding Common Stock until such option has been exercised.

             (d) Shares to be delivered to a Participant under the Plan shall be registered in the name of the Participant or in the name of the Participant and his or her spouse, as designated by the Participant.

         15. ADMINISTRATION. The Plan shall be administered by the Board or a designated committee of members of the Board appointed by the Board. Initially, the Board has designated the Compensation and Option Committee of the Board of Directors as responsible for administering the Plan. The Board or its designated committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Board or its designated committee shall, to the full extent permitted by law, be final and binding upon all parties.

         16. DESIGNATION OF BENEFICIARY.

             (a) A Participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the Participant's account under the Plan in the event of such Participant's death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such Participant of such shares and cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant's account under the Plan in the event of such Participant's death prior to exercise of the option. If a Participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

             (b) Such designation of beneficiary may be changed by the Participant at any time by written notice. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

         17. TRANSFERABILITY. Neither payroll deductions credited to a Participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 16 hereof) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 11 hereof.

         18. USE OF FUNDS. All payroll deductions received or held by the Company under the Plan shall be general corporate funds and as such may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions or pay interest thereon.

         19. REPORTS. Individual accounts shall be maintained for each Participant in the Plan. Statements of account shall be given to participating Employees at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

         20. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, DISSOLUTION, LIQUIDATION, MERGER OR ASSET SALE.

             (a) Changes in Capitalization. Subject to any required action by the stockholders of the Company, the Reserves, the maximum number of shares each Participant may purchase per Offering Period (pursuant to Section 7), as well as the price per share and the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

             (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Offering Period then in progress shall be shortened by setting a new Exercise Date (the "New Exercise Date"), and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Board. The New Exercise Date shall be before the date of the Company's proposed dissolution or liquidation. The Board shall notify each Participant in writing, at least ten
(10) business days prior to the New Exercise Date, that the Exercise Date for the Participant's option has been changed to the New Exercise Date and that the Participant's option shall be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 11 hereof.

             (c) Merger or Asset Sale. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each outstanding option shall be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, the Offering Period then in progress shall be shortened by setting a new Exercise Date (the "New Exercise Date"). The New Exercise Date shall be before the date of the Company's proposed sale or merger. The Board shall notify each Participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the Participant's option has been changed to the New Exercise Date and that the Participant's option shall be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 11 hereof.

         21. AMENDMENT OR TERMINATION.

             (a) The Board of Directors of the Company may at any time and for any reason terminate or amend the Plan. Except as provided in Section 20 hereof, no such termination can affect options previously granted, provided that an Offering Period may be terminated by the Board of Directors on any Exercise Date if the Board determines that the termination of the Offering Period or the Plan is in the best interests of the Company and its stockholders. Except as provided in Sections 20 and 21 hereof, no amendment may make any change in any option theretofore granted which adversely affects the rights of any Participant. To the extent necessary to comply with Section 423 of the Code (or any other applicable law, regulation or stock exchange rule), the Company shall obtain shareholder approval in such a manner and to such a degree as required.

             (b) Without stockholder consent and without regard to whether any Participant rights may be considered to have been "adversely affected," the Board shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant's Compensation, and establish such other limitations or procedures as the Board determines in its sole discretion advisable which are consistent with the Plan.

             (c) In the event the Board determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Board may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:

                 (1) altering the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price;

                 (2) shortening any Offering Period so that Offering Period ends on a new Exercise Date, including an Offering Period underway at the time of the Board action; and

                 (3) allocating shares.

                 Such modifications or amendments shall not require stockholder approval or the consent of any Plan Participants.

         22. NOTICES. All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

         23. CONDITIONS UPON ISSUANCE OF SHARES. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

         As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

         24. TERM OF PLAN. The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the stockholders of the Company; provided, however, that to the extent that options are granted under the Plan prior to its approval by the stockholders, the options shall be contingent on approval of the Plan by the stockholders in accordance with Treasury Regulations Section 1.423-2(c) (1999). In the event that the Plan is not approved by the stockholders of the Company at its Annual Meeting of Stockholders to be held in January, 2000, the Plan shall terminate and any payroll deductions of Participants during the first Offering Period under the Plan shall be paid to the Participants. The Plan shall continue in effect for a term of ten (10) years unless sooner terminated by the Board pursuant to Section 21 hereof.

         25. ADDITIONAL RESTRICTIONS OF RULE 16b-3. The terms and conditions of options granted hereunder to, and the purchase of shares by, persons subject to
Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b-3. In the cases of any such persons, this Plan and options issued to such persons shall be deemed to contain, and the shares issued upon exercise of such options shall be subject to, such additional conditions and restrictions as may be required by Rule 16b-3 to qualify for the maximum exemption from
Section 16 of the Exchange Act with respect to Plan transactions on behalf of such persons.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

                           HORIZON HEALTH CORPORATION

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON JANUARY 21, 2000

     The undersigned hereby constitutes and appoints JAMES W. McATEE and RONALD
C. DRABIK, each with power to act with or without the other and with full power of substitution, as Proxies of the undersigned to represent and to vote all shares of the Common Stock of Horizon Health Corporation (the "Company") standing in the name of the undersigned, at the Annual Meeting of Stockholders of the Company to be held at the executive offices of the Company located at 1500 Waters Ridge Drive, Lewisville, Texas 75057-6011, on Friday, January 1, 2000, at 9:00 a.m., Central Time, and at any and all adjournments thereof.

     WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE SEVEN NOMINEES OF THE BOARD OF DIRECTORS LISTED IN PROPOSAL 1 AND FOR THE APPROVAL OF PROPOSALS 2 AND 3. IF THE EXECUTED PROXY DOES NOT WITHHOLD AUTHORITY TO VOTE FOR THE ELECTION OF A NOMINEE FOR DIRECTOR IN PROPOSAL 1, THE PROXY WILL BE DEEMED TO GRANT AUTHORITY TO VOTE FOR THE ELECTION OF SUCH NOMINEE AND WILL BE SO VOTED. THE PROXIES NAMED HEREIN ARE EACH AUTHORIZED TO VOTE IN THEIR DISCRETION UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY AND ALL ADJOURNMENTS THEREOF.

     The undersigned hereby revokes any proxy or proxies heretofore given. This Proxy may be revoked at any time before it is exercised by following the procedures stated in the Proxy Statement.

          (PLEASE MARK, SIGN AND DATE ON THE OTHER SIDE AND RETURN
                     PROMPTLY IN THE ENCLOSED ENVELOPE.)

A [X] Please mark your votes
      as in this example.
                                                  WITHHOLD
                  FOR all nominees listed         AUTHORITY
                  (except as listed to the     to vote for all        NOMINEES:  James Ken Newman
                      contrary below)          nominees listed                   James W. McAtee
                                                                                 Jack R. Anderson
1.   Election of          [ ]                       [ ]                          George E. Bello
     Directors.                                                                  William H. Longfield
                                                                                 Donald E. Steen
     INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL               James E. Buncher
     NOMINEE, MARK THE FOR BOX AND WRITE EACH SUCH NOMINEE'S NAME
     IN THE SPACE PROVIDED BELOW:


                                                                                         FOR       AGAINST    ABSTAIN
2.    Proposal to approve the Horizon Health                                             [ ]         [ ]        [ ]
      Corporation Employee Stock Purchase
      Plan.

3.    Proposal to ratify the appointment of PricewaterhouseCoopers
      LLP as the independent accountants for the Company for the fiscal year             [ ]         [ ]        [ ]
      ending August 31, 2000.

4. The Proxies are authorized to vote in their discretion upon such other matters as may properly come before the Annual Meeting and any and all adjournments thereof.

PLEASE MARK, SIGN AND DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED
ENVELOPE.





SIGNATURE                  Dated       SIGNATURE                   Dated
          ---------------        -----           -----------------       -----
                                                  IF HELD JOINTLY


NOTE: Please date and sign exactly as name appears hereon. When shares of Common Stock are owned by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in full partnership name by authorized person.

                   EMPLOYEES SAVINGS AND PROFIT SHARING PLAN

                           HORIZON HEALTH CORPORATION

              VOTING DIRECTION FOR ANNUAL MEETING OF STOCKHOLDERS
                         OF HORIZON HEALTH CORPORATION
                         TO BE HELD ON JANUARY 21, 2000


     The undersigned hereby directs Chase Bank of Texas, National Association, as Trustee (the "Trustee") of Horizon Health Corporation Employees Savings and Profit Sharing Plan (the "Plan"), to vote, at the Annual Meeting of Stockholders of Horizon Health Corporation to be held on January 21, 2000, and at any and all adjournments thereof, all of the shares of Common Stock of Horizon Health Corporation, a Delaware corporation ("Horizon"), held in my individual Plan account as of the record date of the vote as set forth on the reverse side of this Voting Direction card.

     WHEN PROPERLY EXECUTED, THIS VOTING DIRECTION WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED PLAN PARTICIPANT. IF NO DIRECTION IS GIVEN, THIS VOTING DIRECTION WILL BE VOTED FOR THE SEVEN NOMINEES OF THE BOARD OF DIRECTORS LISTED IN PROPOSAL 1 AND FOR THE APPROVAL OF PROPOSALS 2 AND 3. IF THE EXECUTED VOTING DIRECTION DOES NOT WITHHOLD AUTHORITY TO VOTE FOR THE ELECTION OF A NOMINEE FOR DIRECTOR IN PROPOSAL 1, THE VOTING DIRECTION WILL BE DEEMED TO GRANT AUTHORITY TO VOTE FOR THE ELECTION OF SUCH NOMINEE AND WILL BE SO VOTED. THE TRUSTEE IS AUTHORIZED TO VOTE IN ITS DISCRETION UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY AND ALL ADJOURNMENTS THEREOF.

     The undersigned hereby revokes any and all Voting Direction cards heretofore given. This Voting Direction may be revoked at any time before it is exercised by following the procedures stated in the Participant Direction letter accompanying this Voting Direction card.


            (PLEASE MARK, SIGN AND DATE ON THE OTHER SIDE AND RETURN
                      PROMPTLY IN THE ENCLOSED ENVELOPE.)

A [X] Please mark your votes
      as in this example.
                                                  WITHHOLD
                  FOR all nominees listed         AUTHORITY
                  (except as listed to the     to vote for all        NOMINEES:  James Ken Newman
                      contrary below)          nominees listed                   James W. McAtee
                                                                                 Jack R. Anderson
1.   Election of          [ ]                       [ ]                          George E. Bello
     Directors.                                                                  William H. Longfield
                                                                                 Donald E. Steen
     INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL               James E. Buncher
     NOMINEE, MARK THE FOR BOX AND WRITE EACH SUCH NOMINEE'S NAME
     IN THE SPACE PROVIDED BELOW:

     -------------------------------------------------------------


                                                                                          FOR       AGAINST    ABSTAIN
2.    Proposal to approve the Horizon Health                                              [ ]         [ ]        [ ]
      Corporation Employee Stock Purchase
      Plan.

3.    Proposal to ratify the appointment of PricewaterhouseCoopers LLP as the
      independent accountants for the Company for the fiscal year ending August           [ ]         [ ]        [ ]
      31, 2000.

4. The Trustee is authorized to vote in its discretion upon such other matters as may properly come before the Annual Meeting and any and all adjournments thereof.


PLEASE MARK, SIGN AND DATE AND RETURN THIS VOTING DIRECTION PROMPTLY IN THE
ENCLOSED ENVELOPE.





SIGNATURE                  Dated       SIGNATURE                   Dated
          ---------------        -----           -----------------       -----
                                                  (If applicable)


NOTE: Please date and sign exactly as name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                               December 10, 1999



Participants Owning Horizon Common Stock
Through The Horizon Health Corporation
Employees Savings and Profit Sharing Plan

         Re: Your Opportunity to Instruct the Trustee How To Vote the Horizon Common Stock in Your 401(k) Plan Account At Annual Meeting of Stockholders

Dear Participant:

         An Annual Meeting of Stockholders (the "Annual Meeting") of Horizon Health Corporation, a Delaware corporation (the "Company"), will be held at the executive offices of the Company located at 1500 Waters Ridge Drive, Lewisville, Texas 75057-6011, on Friday, January 21, 2000, at 9:00 a.m., Central Time, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. Only holders of record of the Common Stock, $.01 par value ("Common Stock"), of the Company at the close of business on December 3, 1999 (the "Record Date"), will be entitled to vote at the Annual Meeting.

         Chase Bank of Texas, National Association, as Trustee (the "Trustee") of the Horizon Health Corporation Employees Savings and Profit Sharing Plan (the "Plan"), is the record holder of the shares of Horizon Common Stock held in your individual Plan account as of the Record Date. As described below, the Trustee hereby requests your directions as to how you want the Trustee to vote at the Annual Meeting the shares of Common Stock held in your individual Plan account as of the Record Date.

         You should find the following items enclosed:

         o A "Proxy Statement" including a Notice of Annual Meeting of Stockholders describing the matters to be voted on at the Annual Meeting. The matters currently anticipated to be voted on at the Annual Meeting consist of (a) the election of seven directors of the Company to serve for the ensuing year, (b) a proposal to approve the Horizon Health Corporation Employee Stock Purchase Plan, and (c) a proposal to ratify the appointment of PricewaterhouseCoopers LLP as the independent accountants for the Company for the fiscal year ending August 31, 2000. All of these matters, together with other information regarding the Annual Meeting, are described in more detail in the accompanying Proxy Statement.

         o The Company's Annual Report to Stockholders for the fiscal year ended August 31, 1999.

         o        A "Voting Direction" card.

         o A pre-addressed postage-paid return envelope that you may use to return your Voting Direction card to American Stock Transfer & Trust Company, the Transfer Agent for the Common Stock of the Company (the "Transfer Agent").

         Please read the Proxy Statement for a detailed explanation of the matters to be considered and voted on at the Annual Meeting before completing your Voting Direction card. Also, please note that you do not have to complete and submit any proxy form, or otherwise grant any proxy to any person with respect to the shares of Horizon Common Stock held in your Plan account at the Record Date, since you are not the holder of record of such shares. Under the terms of the Plan, however, you have the right to direct the Trustee as to how you want the Trustee to vote such shares at the Annual Meeting. All you have to do to exercise this right is follow the instructions in this letter and in the attached Voting Direction card.

EXPLANATION OF VOTING RULES OF THE PLAN

         All voting rights of shares of Horizon Common Stock held in a participant's Plan account belong to that participant. The participant may exercise such voting rights by supplying written voting instructions to the Trustee using the Voting Direction card enclosed for this purpose. Under the terms of the Plan, the Trustee will vote the shares of Horizon Common Stock held in the participant's account at the Record Date in accordance with the participant's written instructions. Any shares of Common Stock as to which a participant does not supply to the Trustee timely voting instructions will not be voted.

         Pursuant to these requirements of the Plan, the Transfer Agent is delivering this letter and the enclosed materials to you to request your direction as to how you want the Trustee to vote at the Annual Meeting the shares of Horizon Common Stock held in your individual Plan account at the Record Date.

STEPS YOU NEED TO TAKE TO INSTRUCT THE TRUSTEE HOW TO VOTE THE SHARES OF HORIZON COMMON STOCK HELD IN YOUR INDIVIDUAL ACCOUNT IN THE PLAN

         Once you have reached a decision concerning how you want the shares of Horizon Common Stock held in your Plan account at the Record Date to be voted, you need to do the following:

         STEP 1: Mark your choice as to each such matter on the enclosed Voting Direction card, date the card, and sign it.

         STEP 2: Mail the Voting Direction card to American Stock Transfer & Trust Company using the enclosed pre-addressed, U.S. mail postage-paid return envelope, so that it will be RECEIVED by no later than 5:00 p.m.
E.S.T. on January 18, 2000.

         If the Transfer Agent does not receive your Voting Direction card by January 18, 2000, or if the Transfer Agent receives your Voting Direction card by January 18, 2000, but it is not signed, the shares of Horizon Common Stock held in your Plan account at the Record Date will not be voted.

CHANGING OR REVOKING YOUR VOTING DIRECTION CARD

         If, after submitting your Voting Direction card, you want to change your vote, you must obtain a new Voting Direction card from the Transfer Agent by writing, faxing, or telephoning the Transfer Agent at the following address, phone number, or fax number:

         American Stock Transfer & Trust Company
         40 Wall Street, 46th Floor
         New York, New York 10269-0436

         Telephone No.: (800) 937-5449
         Fax No.: (718) 921-8336

         By properly completing and signing and timely returning a new Voting Direction card to the Transfer Agent you will revoke any and all Voting Direction cards previously submitted. You may also revoke your Voting Direction by notifying the Transfer Agent in a signed writing of your decision to revoke it, but in such a case, if you do not also timely submit a new Voting Direction card to the Transfer Agent, your shares will not be voted. After January 18, 2000, you may not change or revoke your Voting Direction.

YOUR VOTING DIRECTION CARD WILL BE KEPT CONFIDENTIAL

         Neither the Trustee nor the Transfer Agent will release your Voting Direction card or any copy of it, or otherwise divulge how you directed the Trustee to vote, to any person, including the Company or any of its individual officers or employees, except as the Trustee or the Transfer Agent may be compelled to do so by law.


Enclosures